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                                                                      Exhibit 21

Subsidiaries of Cleveland-Cliffs Inc
------------------------------------
                                                           Jurisdiction
                                                                of
                                                           Incorporation
                                                                or
Name of Subsidiary                                         Organization
------------------                                         ------------


  Cleveland-Cliffs Company (1)                             Ohio
  Cleveland-Cliffs Ore Corporation (1), (2)                Ohio
  Cliffs and Associates Limited (3)                        Trinidad
  Cliffs Biwabik Ore Corporation (2)                       Minnesota
  Cliffs Copper Corp.                                      Ohio
  Cliffs Empire, Inc. (1), (4)                             Michigan
  Cliffs Engineering, Inc. (1)                             Colorado
  Cliffs Forest Products Company (1)                       Michigan
  Cliffs Fuel Service Company (1)                          Michigan
  Cliffs IH Empire, Inc. (1)                               Michigan
  Cliffs Marquette, Inc. (1), (2)                          Michigan
  Cliffs MC Empire, Inc. (1), (4)                          Michigan
  Cliffs Mining Company                                    Delaware
  Cliffs Mining Services Company                           Delaware
  Cliffs Minnesota Minerals Company                        Minnesota
  Cliffs Oil Shale Corp.                                   Colorado
  Cliffs of Canada Limited (1)                             Ontario, Canada
  Cliffs Reduced Iron Corporation                          Delaware
  Cliffs Reduced Iron Management Company (5)               Delaware
  Cliffs Resources, Inc.                                   Delaware
  Cliffs Synfuel Corp.                                     Utah
  Cliffs TIOP, Inc. (1), (6)                               Michigan
  Empire-Cliffs Partnership (4)                            Michigan
  Empire Iron Mining Partnership (7)                       Michigan
  Escanaba Properties Company (1), (8)                     Michigan
  Escanaba Properties Partnership (8)                      Michigan
  Hibbing Taconite Company, a joint venture (9)            Minnesota
  Kentucky Coal Company                                    Delaware
  Lake Superior & Ishpeming Railroad Company (10)          Michigan
  Lasco Development Corporation (10)                       Michigan
  Marquette Iron Mining Partnership (2)                    Michigan
  Mattagami Mining Co. Limited (11)                        Ontario, Canada
  Mesabi Radio Corporation (11)                            Minnesota
  Minerais Midway Ltee-Midway Ore Company Ltd. (11)        Quebec, Canada
  Mines Hilton Ltee-Hilton Mines, Ltd. (11)                Quebec, Canada
  Northshore Mining Company (12)                           Delaware
  Northshore Sales Company (13)                            Ohio
  Peninsula Land Corporation (11)                          Michigan


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  See footnote explanation on pages 69-70.


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                                                          Jurisdiction
                                                              of
                                                         Incorporation
                                                              or
Name of Subsidiary                                       Organization
------------------                                       ------------

  Pickands Erie Corporation (11)                           Minnesota
  Pickands Hibbing Corporation (9)                         Minnesota
  Pickands Mather & Co. International                      Delaware
  Pickands Mather Services Inc. (11)                       Delaware
  Pickands Radio Co. Ltd. (11)                             Quebec, Canada
  Robert Coal Company (14)                                 Delaware
  Savage River Motor Inn Pty. Ltd. (15)                    Tasmania
  Seignelay Resources, Inc. (11)                           Delaware
  Silver Bay Power Company (13)                            Delaware
  Syracuse Mining Company (11)                             Minnesota
  Tetapaga Mining Company Limited (1)                      Ohio
  The Cleveland-Cliffs Iron Company                        Ohio
  The Cleveland-Cliffs Steamship Company (1)               Delaware
  Tilden Mining Company L.C. (6)                           Michigan
  Virginia Eastern Shore Land Co. (1)                      Delaware

--------------------------------------------------------------------------------


 (1) The named subsidiary is a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

 (2) Marquette Iron Mining Partnership is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Marquette Iron Mining Partnership. Cleveland-Cliffs Ore Corporation also owns 100% of Cliffs Biwabik Ore Corporation.

 (3) Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has a 46.5% interest in Cliffs and Associates Limited.

 (4) Empire-Cliffs Partnership is a Michigan partnership. Cliffs MC Empire, Inc. and Cliffs Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Empire-Cliffs Partnership.

 (5) The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

 (6) Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 40% interest in Tilden Mining Company L.C.


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 (7)       Empire Iron Mining Partnership is a Michigan partnership. The
           Cleveland-Cliffs Iron Company has a 22.56% indirect interest in the Empire Iron Mining Partnership.

 (8) Escanaba Properties Partnership is a Michigan partnership. Escanaba Properties Company, a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 87.5% interest in the Escanaba Properties Partnership.

 (9) Cliffs Mining Company has a 10% and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 5% interest in Hibbing Taconite Company, a joint venture.

(10) Cliffs Resources, Inc. owns a 99.5% interest in Lake Superior & Ishpeming Railroad Company. Lasco Development Corporation is a wholly-owned subsidiary of Lake Superior & Ishpeming Railroad Company.

(11) The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(12) The named subsidiary is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(13) The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company.

(14) The named subsidiary is a wholly-owned subsidiary of Kentucky Coal Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(15) The named subsidiary is a wholly-owned subsidiary of Pickands Mather & Co. International, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.




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